SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 5, 2015

WONHE HIGH-TECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54744	26-0775642
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

Room 1001, 10th Floor, Resource Hi-Tech Building South Tower No. 1 Songpingshan Road, North Central Avenue North High-Tech Zone Nanshan District, Shenzhen, Guangdong Province, P.R. China 518057
(Address of principal executive offices) (Zip Code)

852-2815-0191
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Disposition of Assets.

Early in July 2015, World Win International Holdings Ltd. ("World Win"), a wholly-owned subsidiary of Wonhe High-Tech International, Inc. (the "Registrant"), organized Wonhe Multimedia Commerce Ltd. ("Australian Wonhe") under Australian law. 60% of the capital stock of Australian Wonhe was issued to World Win. 25% was issued to Wonhe International (Hong Kong), which is wholly owned and controlled by Qing Tong, who is Chairman of the Board of the Registrant. The remaining 15% was issued to three non-affiliated investors.

On August 5, 2015, World Win sold all of the outstanding capital stock of Kuayu International Holdings Group Limited ("Kuayu") to Australian Wonhe. In exchange for Kuayu, Australian Wonhe paid World Win $10,000 Hong Kong Dollars (US $1,290).

Kuayu is the sole owner of Shengshihe Management Consulting (Shenzhen) Co., Ltd., which is the Registrant's subsidiary in China, with respect to which the operating company, Shenzhen Wonhe Technology Co., Ltd., is a variable interest entity. The effect of the sale of Kuayu, therefore, was to reduce the interest of the Registrant in its operating company by 40%. This will result in the Registrant recognizing a transaction loss of approximately $13,400,000 during the quarter ended September 30, 2015.

The purpose of the sale of Kuayu to Australian Wonhe is to facilitate a public offering of the capital stock of Australian Wonhe in Australia. The successful completion of an offering in Australia will further dilute the Registrant's ownership of Australian Wonhe.

Item 9.01	Financial Statements and Exhibits

Financial Statements

Pro forma financial statements of Wonhe High-Tech International, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONHE HIGH-TECH INTERNATIONAL, INC.

Dated: August 20, 2015	By:	/s/ Nanfang Tong
Nanfang Tong
Chief Executive Officer

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